UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2009

DELSITE, INC.
(Exact name of registrant as specified in its charter)

Texas	001-10862	75-1435663

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Walnut Hill Lane Irving, Texas	75038

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 518-1300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 26, 2009, DelSite Inc. (the "Company") announced the termination of its manufacturing operations at its Irving, TX facility. Operations at this facility were suspended on January 22, 2009. This discontinuance resulted from the Company's ongoing liquidity issues. The Company expects to incur up to $100,000 in severance obligations as a result of this action. The Company is currently evaluating alternatives for use or disposal of the assets at this facility and expects to complete the activities related to the closure of this facility during the second quarter of 2009.

The Company is unable at this time to provide a good faith estimate of the other costs associated with this action, including the cost in disposing the assets. The Company will file an amended report on Form 8-K under Item 2.05 within four business days of making such a determination.

On January 29, 2009, the Company discontinued operations at Sabila Industrial, SA, and Finca Sabila, SA, its wholly-owned subsidiaries in Costa Rica. This discontinuance resulted from the Company's ongoing liquidity issues. Sabila Industrial expects to incur up to $300,000 in severance obligations as a result of this action. The Company is currently evaluating alternatives for use or disposal of the assets at this facility and expects to complete the activities related to the closure of this facility during the second quarter of 2009.

The Company is unable at this time to provide a good faith estimate of the other costs associated with these actions, including the cost in disposing of the assets. The Company will file an amended report on Form 8-K under Item 2.05 within four business days of making such a determination.
Item 5.02	Retirement of a Director

On January 28, 2009, Mr. George DeMott, a member of the Company's Board of Directors, notified the Company of his retirement from his position on the Board of Directors, effective January 28, 2009, citing personal health reasons. Mr. DeMott served on the Executive, Compensation and Stock Option and Board Governance and Nominating committees of the Board and was a member of the Board since April 1990.
Item 7.01	Regulation FD Disclosure

On January 26, 2009, the Company issued a press release announcing the termination of its manufacturing operations at Irving, TX and the approval from the FDA allowing DelSite Biotechnologies, Inc., its wholly owned subsidiary, to initiate a Phase I clinical study for GelVac[TM] Nasal Powder Bird Flu Vaccine. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 8.01	Other Events

On January 28, 2009, the Company was notified by Thompson & Knight, LLP ("Thompson & Knight"), its corporate counsel, that effective January 28, 2009 Thompson & Knight was withdrawing as attorneys of record for all matters handled by them for the Company due to the Company's ongoing liquidity issues and amounts owed to Thompson & Knight.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1

Press release, dated January 26, 2009, announcing the discontinuance of its manufacturing operations at Irving, TX and the approval from the FDA allowing DelSite Biotechnologies, Inc., its wholly owned subsidiary, to initiate Phase I clinical study for GelVac[TM] Nasal Powder Bird Flu Vaccine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELSITE, INC.

Date: February 2, 2009	By:	/s/ Robert W. Schnitzius

Robert W. Schnitzius
Acting President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1

Press release, dated January 26, 2009, announcing the discontinuance of its manufacturing operations at Irving, TX and the approval from the FDA allowing DelSite Biotechnologies, Inc., its wholly owned subsidiary, to initiate Phase I clinical study for GelVac[TM] Nasal Powder Bird Flu Vaccine.